UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 2016

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Item 3.02 Unregistered Sales of Equity Securities

On October 12, 2016, Star Gold Corp. (“Star Gold” or the “Company”) closed a private placement in which it issued a total of 14,000,000 shares of common stock, at $.05 per share, and warrants to purchase an additional 14,000,000 shares to 24 investors, raising a total of $700,000.00.  Warrants issued in the Offering entitled the holder thereof to purchase shares of common stock for the price of $.15 per share and expire sixty (60) months after their issuance date.  Shares were issued in reliance on Section 4(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D promulgated under the Act.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

October 12, 2016